SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    October 26, 2005

NewMarket Corporation

(Exact name of Registrant as specified in charter)

Virginia	1-32190	20-0812170

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia		23218-2189

(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (804) 788-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2005, the Bonus, Salary and Stock Option Committee of the Board of Directors of NewMarket Corporation (the “Company”) approved, effective October 1, 2005, a base salary of $248,100 for Steven M. Edmonds, Vice President and General Counsel of the Company.

Section 2 — Financial Information

Item 2.02. Results of Operations and Financial Condition.

On October 26, 2005, the Company issued a press release regarding its earnings for the third quarter and nine months ended September 30, 2005. A copy of this press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The Company has reported earnings and related per share amounts, excluding certain special items as more fully discussed in the earnings press release. Earnings and related per share amounts, excluding these special items, are financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). The Company has included these non-GAAP financial measures in the earnings press release in order to provide transparency to investors and to enhance period-to-period comparability of performance. The Company believes that these non-GAAP financial measures are more reflective of its operations. The Company has also included in the earnings press release both the most directly comparable financial measures calculated and presented in accordance with GAAP and a quantitative reconciliation of the difference between the non-GAAP measures and the comparable GAAP financial measures.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statement and Exhibits.

(c)	Exhibits.

99.1	Press release issued by the Company on October 26, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 26, 2005

NEWMARKET CORPORATION

By:  /s/ David A. Fiorenza

        David A. Fiorenza

        Vice President and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by the Company on October 26, 2005.

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